Exhibit 99.1

Independent Bank Corp. Reports $10.6 Million of Fourth Quarter Net Income

2013 GAAP EPS of $2.18; 2013 Operating EPS Rises by 11% to a record $2.39

ROCKLAND, Mass.--(BUSINESS WIRE)--January 23, 2014--Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced 2013 fourth quarter net income of $10.6 million, or $0.45 per diluted share, as compared to $14.7 million, or $0.64 per diluted share, in the prior quarter. The Company acquired Mayflower Bancorp, Inc. (“Mayflower”) on November 15, 2013 and recorded $6.2 million of merger and acquisition costs during the fourth quarter. Net income for the full year was $50.3 million, or $2.18 on a diluted earnings per share basis, as compared to $42.6 million, or $1.95 for the prior year.

Net income for the fourth quarter and full year 2013 contained items, such as merger and acquisition expenses and gains on life insurance benefits, security sales, and debt extinguishment, which the Company considers non-core. When excluding such items, net operating earnings for the fourth quarter were $14.2 million, or $0.61 per diluted share, versus the prior quarter’s net operating earnings of $14.4 million, or $0.63 per diluted share. Net operating earnings for 2013 were $55.2 million, or $2.39 on a diluted earnings per share basis, an increase of 17.2% and 10.7%, respectively, when compared to net operating earnings of $47.1 million, or $2.16 per diluted share in 2012.

“Rockland Trust had many outstanding accomplishments in 2013,” said Christopher Oddleifson, President and Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company. “The teamwork of my colleagues once again produced strong financial results and growth in the face of continued strong competition for loans and deposits. During the third quarter of 2013 our ongoing talent development, succession planning, and leadership development efforts enabled us to make several important promotions from within to expand our already strong managerial capacity. We believe we are positioned for future growth and ready to take full advantage of the opportunities that lie ahead.”

MAYFLOWER ACQUISITION

The Mayflower acquisition added four full service branches and, at fair value, $126.6 million in loans and $218.9 million in deposits. Total consideration of $40.3 million was paid with stock and cash, with the Company issuing 818,650 shares of common stock and paying $10.9 million in cash, in the aggregate, to Mayflower shareholders. The following table provides the purchase price allocation of the net assets acquired for this transaction:

Net Assets Acquired (at Fair Value)
(Dollars in Thousands)
Assets:
Cash	$21,390
Investments	77,953
Loans	126,570
Premises and Equipment	7,128
Goodwill	20,030
Core Deposit Intangible	2,610
Other Assets	7,104
Total Assets Acquired	$262,785
Liabilities:
Deposits	$218,877
Borrowings	1,121
Other Liabilities	2,527
Total Liabilities Assumed	$222,525
Purchase Price	$40,260

For further detail on the loans and deposits acquired, see the organic growth table provided in the financial schedules accompanying the release.

BALANCE SHEET

Total assets of $6.1 billion at December 31, 2013 have increased by $203.8 million from the prior quarter, or 3.5%, and by $342.2 million, or 5.9%, as compared to the year ago period, inclusive of the Mayflower acquisition.

Organic loan growth was $35.7 million, or 3.1% on an annualized basis, for the quarter ended December 31, 2013, and increased by $72.7 million, or 1.6%, when compared to the year ago period. The commercial loan portfolio continued its healthy growth during the fourth quarter, increasing by $55.0 million organically, or 6.8% on an annualized basis, from the third quarter of 2013. The commercial and industrial and commercial real estate portfolios experienced strong net growth in the fourth quarter, as evidenced by annualized organic growth of 12.8% and 8.1%, respectively. This growth was somewhat offset by a decrease in the commercial construction portfolio during the same period. In addition, prepayment activity on the residential loan portfolio, despite leveling off during the quarter, continued to outpace new originations resulting in a decrease of $18.3 million, or 14.6%, on an annualized basis from the third quarter of 2013.

Exclusive of the acquisition, deposit growth increased by $10.2 million, or 0.9% on an annualized basis during the fourth quarter, as compared to the linked quarter, resulting in total deposits of $5.0 billion at December 31, 2013. Growth was led by core deposits, which increased organically by $28.5 million to 84.9% of total deposits. The total cost of deposits remained at 0.23% for the quarter, reflecting the Company’s continued emphasis on lower cost funding sources.

The securities portfolio increased by $105.7 million to $707.5 million at December 31, 2013 compared to the quarter ended September 30, 2013, and represented 11.6% of total assets at year end. The increase was primarily due to the acquired Mayflower portfolio, in addition to incremental purchases during the quarter.

Stockholders’ equity at December 31, 2013 rose to $591.5 million, an increase of 6.4% from the prior quarter, primarily as a result of the acquisition. As compared to the year ago period, stockholders’ equity has increased by $62.2 million, or 11.8%. Despite an increase in acquisition related intangibles, the Company’s Tier 1 common and tangible common ratios increased by 2 basis points during the quarter, to an estimated 9.28% and 6.91%, respectively.

NET INTEREST INCOME

Net interest income was $46.9 million for the fourth quarter of 2013, compared to $45.2 million in the linked quarter. During the fourth quarter, the Company’s net interest margin increased by 2 basis points to 3.45%, benefiting from a lower average cash position and lower borrowing costs.

NONINTEREST INCOME

The Company recorded noninterest income of $17.5 million during the fourth quarter of 2013 which represents a $666,000, or 3.7%, decrease from the prior quarter. Significant changes in noninterest income included the following:

  Deposit account fees and Interchange and ATM fees increased by $172,000 and $104,000, respectively.
  Investment management income increased by $241,000, or 5.8%, primarily due to continued growth in assets under administration, which were $2.3 billion at December 31, 2013, a 4.4% increase from the linked quarter, as well as an increase in fees received on mutual funds.
  Mortgage banking income decreased $902,000, or 48.9%, consistent with the significant decline in volume industrywide during the quarter.
  The Company recorded gains on life insurance benefits in the amount of $227,000.
  The Company recognized a gain of $258,000 on the sale of two private label collateralized mortgage obligations during the fourth quarter.
  Income from loan level derivatives decreased by $571,000, or 42.9%.
  During the third quarter the Company recognized a gain of $763,000 on the extinguishment of debt related to the prepayment of $60.0 million of Federal Home Loan Bank Advances. No additional prepayments occurred during the fourth quarter.
  Other noninterest income increased by $457,000, or 25.7%, due to capital gain distributions of $260,000 on the Company’s equity security portfolio related to Rabbi trust investments used to fund the Company’s retirement plans, as well as an increase in 1031 exchange fees of $103,000 and other small increases across various categories.

NONINTEREST EXPENSE

Inclusive of merger and acquisition costs the Company recorded noninterest expense of $47.8 million during the fourth quarter of 2013 which represents a $7.1 million, or 17.5%, increase from the prior quarter. Significant changes in noninterest expense included the following:

  Merger and acquisition expenses associated with the Mayflower acquisition were $6.2 million for the fourth quarter, which represented an increase of $5.9 million from the linked quarter.
  Occupancy and equipment expense increased $335,000, or 7.3%, from the third quarter, due to impairment recognized on closed branches, as well as general expense increases due to the addition of the four former Mayflower facilities.
  Other noninterest expenses increased by $626,000, or 5.7%, mainly due to increases in loan work-out costs of $431,000, an increase in consultant fees of $116,000, and an increase in advertising of $111,000.

On an operating basis, the Company generated a return on average assets and a return on average common equity of 0.94% and 9.81%, respectively, in the fourth quarter, as compared to 0.98% and 10.36% in the third quarter. Additionally, the return on average assets and the return on average common equity for the year ended December 31, 2013 was 0.95% and 9.99%, respectively, compared to 0.92% and 9.57%, respectively, on an operating basis for the prior year.

ASSET QUALITY

The provision for loan losses was $3.2 million for the fourth quarter compared to $2.7 million for the quarter ended September 30, 2013. For the quarter, net charge-offs were $3.5 million, an increase of $1.4 million compared to the prior quarter, or 0.30%, on an annualized basis of average loans. For the year, net charge-offs were 0.19% of average loans. Nonperforming loans decreased by $3.2 million to $34.7 million, or 0.73% of total loans at December 31, 2013, from $37.9 million, or 0.83% of total loans at September 30, 2013, due to management’s proactive approach to loan workouts. Nonperforming assets decreased to $43.8 million at the end of the fourth quarter, compared to $48.9 million in the linked quarter. Delinquency as a percentage of loans decreased to 0.86% at December 31, 2013, compared to 0.90% at September 30, 2013.

The allowance for loan losses was $53.2 million at December, 2013, remaining consistent with the prior quarter levels. The Company’s allowance for loan losses was 1.13% and 1.18% of total loans at December 31, 2013 and September 30, 2013, respectively. Loans acquired in connection with the Mayflower acquisition have been recorded at fair value, including a reduction for estimated credit losses, and without carryover of the respective portfolio’s historical allowance for loan losses. Excluding these recently acquired loans at December 31, 2013, the allowance for loan losses would have been approximately 1.16% of total loans.

CONFERENCE CALL INFORMATION

Christopher Oddleifson - Chief Executive Officer and Robert Cozzone - Chief Financial Officer will host a conference call to discuss fourth quarter earnings at 10:00 a.m. Eastern Time on Friday, January 24, 2014. Internet access to the call is available on the Company’s website at www.RocklandTrust.com or via telephonic access by dial-in at 1-888-317-6016 reference: INDB. A replay of the call will be available by calling 1-877-344-7529. Replay Pass code: 10038888. The webcast replay will be available until January 24, 2015.

ABOUT INDEPENDENT BANK CORP.

Independent Bank Corp. has approximately $6.1 billion in assets and is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. Rockland Trust offers a wide range of banking, investment, and insurance services to businesses and individuals through retail branches, commercial lending offices, investment management offices, and residential lending centers located in Eastern Massachusetts and Rhode Island and through telephone banking, mobile banking, and the Internet. To find out why Rockland Trust is the bank “Where Each Relationship Matters ®”, please visit www.rocklandtrust.com. Rockland Trust is an FDIC Member and an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

  a weakening in the United States economy in general and the regional and local economies within the New England region and the Company’s market area;
  adverse changes in the local real estate market;
  a further deterioration of the credit rating for U.S. long-term sovereign debt;
  acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;
  changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;
  higher than expected tax rates and any changes in and any failure by the Company to comply with tax laws generally and requirements of the federal New Markets Tax Credit program;
  unexpected changes in market interest rates for interest earning assets and/or interest bearing liabilities;
  adverse changes in asset quality including an unanticipated credit deterioration in our loan portfolio;
  unexpected increased competition in the Company’s market area;
  unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events;
  a deterioration in the conditions of the securities markets;
  our inability to adapt to changes in information technology;
  electronic fraudulent activity within the financial services industry, especially in the commercial banking sector;
  adverse changes in consumer spending and savings habits;
  the effect of new laws and regulations regarding the financial services industry including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act;
  changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business;
  changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; and
  other unexpected material adverse changes in our operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Operating earnings and operating EPS, which are non-GAAP financial measures, which exclude gain or loss due to items that management believes are unrelated to its core banking business and will not have a material financial impact on operating results in future periods, such as gains or losses on the sales of securities, merger and acquisition expenses, and other items. The Company’s management uses operating earnings and operating EPS to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such gains or losses. The Company has included information on operating earnings and operating EPS because management believes that investors may find it useful to have access to the same analytical tool used by management and may also find that it facilitates the comparison of the Company to other companies in the financial services industry. Non-GAAP operating earnings and operating EPS should not be viewed as a substitute for operating results determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing non-GAAP operating earnings and operating EPS can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP operating earnings and operating EPS are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY

				% Change	% Change
CONSOLIDATED BALANCE SHEETS (Unaudited Dollars in thousands)	December 31, 2013	September 30, 2013	December 31, 2012	Dec 2013 vs. Sept 2013	Dec 2013 vs. Dec 2012

Assets
Cash and due from banks	$168,106	$185,111	$98,144	-9.19%	71.29%
Interest-earning deposits with banks	48,219	122,072	117,330	-60.50%	-58.90%
Securities
Securities available for sale	356,862	284,398	329,286	25.48%	8.37%
Securities held to maturity	350,652	317,373	178,318	10.49%	96.64%
Total securities	707,514	601,771	507,604	17.57%	39.38%

Loans held for sale	8,882	10,667	48,187	-16.73%	-81.57%
Loans
Commercial and industrial	784,202	756,222	687,511	3.70%	14.06%
Commercial real estate	2,249,260	2,166,281	2,122,153	3.83%	5.99%
Commercial construction	223,859	236,466	188,768	-5.33%	18.59%
Small business	77,240	75,273	78,594	2.61%	-1.72%
Total commercial	3,334,561	3,234,242	3,077,026	3.10%	8.37%
Residential real estate	541,443	496,464	612,881	9.06%	-11.66%
Home equity - 1st position	497,075	492,732	487,246	0.88%	2.02%
Home equity - 2nd position	325,066	311,938	314,903	4.21%	3.23%
Total consumer real estate	1,363,584	1,301,134	1,415,030	4.80%	-3.64%
Other consumer	20,162	20,653	26,955	-2.38%	-25.20%
Total loans	4,718,307	4,556,029	4,519,011	3.56%	4.41%
Less - allowance for loan losses	(53,239)	(53,562)	(51,834)	-0.60%	2.71%
Net loans	4,665,068	4,502,467	4,467,177	3.61%	4.43%
Federal Home Loan Bank stock	39,926	38,674	41,767	3.24%	-4.41%
Bank premises and equipment	64,950	56,729	55,227	14.49%	17.61%
Goodwill and core deposit intangible	182,642	160,562	162,144	13.75%	12.64%
Other assets	213,927	217,411	259,405	-1.60%	-17.53%
Total assets	$6,099,234	$5,895,464	$5,756,985	3.46%	5.94%

Liabilities and Stockholders' Equity
Deposits
Demand deposits	$1,369,432	$1,339,134	$1,248,394	2.26%	9.70%
Savings and interest checking accounts	1,940,153	1,843,795	1,691,187	5.23%	14.72%
Money market	933,205	882,764	853,971	5.71%	9.28%
Time certificates of deposit	743,628	691,616	753,125	7.52%	-1.26%
Total deposits	4,986,418	4,757,309	4,546,677	4.82%	9.67%
Borrowings
Federal Home Loan Bank borrowings	140,294	189,539	271,569	-25.98%	-48.34%
Customer repurchase agreements and other short-term borrowings	154,288	164,180	165,359	-6.03%	-6.70%
Wholesale repurchase agreements	50,000	50,000	50,000	0.00%	0.00%
Junior subordinated debentures	73,906	73,962	74,127	-0.08%	-0.30%
Subordinated debentures	30,000	30,000	30,000	0.00%	0.00%
Total borrowings	448,488	507,681	591,055	-11.66%	-24.12%
Total deposits and borrowings	5,434,906	5,264,990	5,137,732	3.23%	5.78%
Other liabilities	72,788	74,730	89,933	-2.60%	-19.06%
Stockholders' equity
Common stock	235	227	225	3.52%	4.44%
Additional paid in capital	305,179	274,369	269,950	11.23%	13.05%
Retained earnings	293,560	288,208	263,671	1.86%	11.34%
Accumulated other comprehensive loss, net of tax	(7,434)	(7,060)	(4,526)	5.30%	64.25%
Total stockholders' equity	591,540	555,744	529,320	6.44%	11.75%
Total liabilities and stockholders' equity	$6,099,234	$5,895,464	$5,756,985	3.46%	5.94%

CONSOLIDATED STATEMENTS OF INCOME	Three Months Ended
(Unaudited Dollars in thousands)				% Change	% Change
	December 31, 2013	September 30, 2013	December 31, 2012	Dec 2013 vs. Sept 2013	Dec 2013 vs. Dec 2012

Interest income
Interest on fed funds sold and short term investments	$65	$79	$47	-17.72%	38.30%
Interest and dividends on securities	4,362	3,773	3,753	15.61%	16.23%
Interest on loans	48,032	47,019	47,166	2.15%	1.84%
Interest on loans held for sale	112	156	448	-28.21%	-75.00%
Total interest income	52,571	51,027	51,414	3.03%	2.25%
Interest expense
Interest on deposits	2,766	2,649	2,658	4.42%	4.06%
Interest on borrowed funds	2,900	3,182	3,277	-8.86%	-11.50%
Total interest expense	5,666	5,831	5,935	-2.83%	-4.53%
Net interest income	46,905	45,196	45,479	3.78%	3.14%
Less - provision for loan losses	3,150	2,650	4,350	18.87%	-27.59%
Net interest income after provision for loan losses	43,755	42,546	41,129	2.84%	6.38%
Noninterest income
Deposit account fees	4,776	4,604	4,159	3.74%	14.84%
Interchange and ATM fees	2,949	2,845	2,594	3.66%	13.69%
Investment management	4,416	4,175	3,666	5.77%	20.46%
Mortgage banking income	941	1,843	2,261	-48.94%	-58.38%
Increase in cash surrender value of life insurance policies	904	793	903	14.00%	0.11%
Gain on life insurance benefits	227	-	-	100.00%	n/a
Net gain on sale of securities	258	-	5	100.00%	5060.00%
Loan level derivative income	760	1,331	711	-42.90%	6.89%
Gain on extinguishment of debt	-	763	-	100.00%	100.00%
Other noninterest income	2,233	1,776	2,717	25.73%	-17.81%
Total noninterest income	17,464	18,130	17,016	-3.67%	2.63%
Noninterest expense
Salaries and employee benefits	22,931	22,654	22,099	1.22%	3.76%
Occupancy and equipment expenses	4,908	4,573	4,555	7.33%	7.75%
Data processing and facilities management	1,183	1,179	1,227	0.34%	-3.59%
FDIC assessment	926	898	878	3.12%	5.47%
Prepayment fee on borrowings	-	-	7	n/a	-100.00%
Merger and acquisition expenses	6,219	366	5,474	1599.18%	13.61%
Other noninterest expense	11,678	11,052	10,810	5.66%	8.03%
Total noninterest expense	47,845	40,722	45,050	17.49%	6.20%
Income before income taxes	13,374	19,954	13,095	-32.98%	2.13%
Provision for income taxes	2,786	5,299	3,127	-47.42%	-10.91%
Net income	$10,588	$14,655	$9,968	-27.75%	6.22%

Basic earnings per share	$0.45	$0.64	$0.45	-29.69%	0.00%
Diluted earnings per share	$0.45	$0.64	$0.45	-29.69%	0.00%
Basic average shares	23,383,608	22,946,308	22,286,841
Diluted average shares	23,481,053	23,047,114	22,318,343

Performance ratios
Net interest margin (FTE)	3.45%	3.43%	3.68%
Return on average assets	0.70%	1.00%	0.73%
Return on average common equity	7.29%	10.53%	7.68%

Reconciliation table - non-GAAP financial information
Net income	$10,588	$14,655	$9,968	-27.75%	6.22%
Noninterest income components
Less - gain on sale of securities, net of tax	(153)	-	(3)
Less - gain on life insurance benefits (tax exempt)	(227)	-	-
Less - gain on extinguishment of debt, net of tax	-	(451)	-
Noninterest expense components
Add - prepayment fees on borrowings, net of tax	-	-	4
Add - merger & acquisition expenses, net of tax	4,033	216	3,710
Net operating earnings	$14,241	$14,420	$13,679	-1.25%	4.11%

Diluted earnings per share, on an operating basis	$0.61	$0.63	$0.61	-3.17%	0.00%

CONSOLIDATED STATEMENTS OF INCOME
	Twelve Months Ended		% Change
	December 31, 2013	December 31, 2012	Dec 2013 vs. Dec 2012

Interest income
Interest on fed funds sold and short term investments	$200	$132	51.52%
Interest and dividends on securities	15,192	16,763	-9.37%
Interest on loans	189,748	178,309	6.42%
Interest on loans held for sale	774	988	-21.66%
Total interest income	205,914	196,192	4.96%
Interest expense
Interest on deposits	10,624	10,703	-0.74%
Interest on borrowed funds	12,712	12,690	0.17%
Total interest expense	23,336	23,393	-0.24%
Net interest income	182,578	172,799	5.66%
Less - provision for loan losses	10,200	18,056	-43.51%
Net interest income after provision for loan losses	172,378	154,743	11.40%
Noninterest income
Deposit account fees	17,940	15,930	12.62%
Interchange and ATM fees	10,883	9,783	11.24%
Investment management	16,832	14,779	13.89%
Mortgage banking income	6,734	6,500	3.60%
Increase in cash surrender value of life insurance policies	3,229	3,114	3.69%
Gain on life insurance benefits	227	1,307	-82.63%
Net gain on sale of securities	258	5	5060.00%
Loan level derivative income	3,439	3,457	-0.52%
Gain on extinguishment of debt	763	-	100.00%
Other noninterest income	7,704	7,141	7.88%
Total noninterest income	68,009	62,016	9.66%
Noninterest expense
Salaries and employee benefits	89,894	84,014	7.00%
Occupancy and equipment expenses	19,650	17,307	13.54%
Data processing and facilities management	4,748	4,644	2.24%
FDIC assessment	3,579	3,232	10.74%
Prepayment fee on borrowings	-	7	-100.00%
Merger and acquisition expenses	8,685	6,741	28.84%
Goodwill impairment	-	2,227	-100.00%
Other noninterest expense	47,093	41,287	14.06%
Total noninterest expense	173,649	159,459	8.90%
Income before income taxes	66,738	57,300	16.47%
Provision for income taxes	16,484	14,673	12.34%
Net income	$50,254	$42,627	17.89%

Basic earnings per share	$2.18	$1.96	11.22%
Diluted earnings per share	$2.18	$1.95	11.79%
Basic average shares	23,011,814	21,782,499
Diluted average shares	23,088,578	21,812,316

Performance ratios
Net interest margin (FTE)	3.51%	3.75%
Return on average assets	0.87%	0.83%
Return on average common equity	9.09%	8.66%

Reconciliation table - non-GAAP financial information
Net income	$50,254	$42,627	17.89%
Noninterest income components
Less - gain on sale of securities, net of tax	(153)	(3)
Less - gain on life insurance benefits, tax exempt	(227)	(1,307)
Less - gain on extinguishment of debt, net of tax	(451)	-
Noninterest expense components
Add - Prepayment Fees on Borrowings, net of tax	-	4
Add - severance, net of tax	192	-
Add - merger & acquisition expenses, net of tax	5,564	4,459
Add - goodwill impairment, net of tax	-	1,317
Net operating earnings	$55,179	$47,097	17.16%

Diluted earnings per share, on an operating basis	$2.39	$2.16	10.65%

Reconciliation table - non-GAAP financial information
(Unaudited Dollars in thousands)	Three Months Ended					Twelve Months Ended
				% Change	% Change			% Change
	December 31, 2013	September 30, 2013	December 31, 2012	Dec 2013 vs. Sept 2013	Dec 2013 vs. Dec 2012	December 31, 2013	December 31, 2012	Dec 2013 vs. Dec 2012

Noninterest income GAAP	$17,464	$18,130	$17,016	-3.67%	2.63%	$68,009	$62,016	9.66%
Less - net gain on sale of securities	(258)	-	(5)	100.00%	5060.00%	(258)	(5)	5060.00%
Less - gain on life insurance benefits	(227)	-	-	100.00%	100.00%	(227)	(1,307)	-82.63%
Less - gain on extinguishment of debt	-	(763)	-	-100.00%	n/a	(763)	-	100.00%
Total noninterest income as adjusted	$16,979	$17,367	$17,011	-2.23%	-0.19%	$66,761	$60,704	9.98%

Noninterest expense GAAP	$47,845	$40,722	$45,050	17.49%	6.20%	$173,649	$159,459	8.90%
Less - prepayment fee on borrowings	-	-	(7)	n/a	-100.00%	-	(7)	-100.00%
Less - severance	-	-	-	n/a	n/a	(325)	-	100.00%
Less - merger and acquisition expenses	(6,219)	(366)	(5,474)	1599.18%	13.61%	(8,685)	(6,741)	28.84%
Less - goodwill impairment	-	-	-	n/a	n/a	-	(2,227)	-100.00%
Total noninterest expense as adjusted	$41,626	$40,356	$39,569	3.15%	5.20%	$164,639	$150,484	9.41%

Asset quality	Nonperforming Assets At			Net Charge-Offs For the Three Months Ending			Net Charge-Offs For the Twelve Months Ending
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012

Nonperforming loans
Commercial & industrial loans	$4,178	$4,557	$2,666	$83	$842	$(326)	$2,411	$5,228
Commercial real estate loans	11,834	12,900	6,574	2,567	428	990	3,589	4,160
Small business loans	633	615	570	112	37	197	494	482
Residential real estate loans	10,791	12,251	11,472	113	205	581	479	943
Home equity	7,068	7,320	7,311	354	398	646	1,235	3,085
Other consumer	155	244	173	244	154	174	587	584
Total nonperforming loans / total net charge-offs	$34,659	$37,887	$28,766	$3,473	$2,064	$2,262	$8,795	$14,482
Nonaccrual securities	1,541	1,628	1,511
Other assets in possession	167	176	176
Other real estate owned	7,466	9,188	11,974
Total nonperforming assets	$43,833	$48,879	$42,427

Nonperforming loans/gross loans	0.73%	0.83%	0.64%
Allowance for loan losses/nonperforming loans	153.61%	141.37%	180.19%
Gross loans/total deposits	94.62%	95.77%	99.39%
Allowance for loan losses/total loans	1.13%	1.18%	1.15%

Net charge-offs to average loans (quarter annualized)				0.30%	0.18%	0.21%
Net charge-offs to average loans (year-to-date)							0.19%	0.36%
	Troubled Debt Restructurings At
	December 31,	September 30,	December 31,
	2013	2013	2012
Troubled debt restructurings on accrual status	$38,410	$36,429	$46,764
Troubled debt restructurings on nonaccrual status	7,454	8,567	6,554
Total troubled debt restructurings	$45,864	$44,996	$53,318

	Three Months Ending
	December 31,	September 30,	December 31,
Nonperforming assets reconciliation	2013	2013	2012
Nonperforming assets beginning balance	$48,879	$48,105	$41,529
New to Nonperforming	12,275	21,863	6,927
Loans charged-off	(4,097)	(2,368)	(3,053)
Loans paid-off	(7,073)	(12,599)	(2,438)
Loans transferred to other real estate owned/other assets	(523)	(1,207)	(1,632)
Loans restored to accrual status	(3,251)	(5,169)	(2,194)
New to other real estate owned	523	1,207	1,632
Acquired other real estate owned	419	-	2,633
Sale of other real estate owned	(2,386)	(1,757)	(1,281)
Other	(933)	804	304
Nonperforming assets ending balance	$43,833	$48,879	$42,427

	December 31,	September 30,	December 31,
Financial ratios	2013	2013	2012
Book value per common share	$24.85	$24.21	$23.24
Tangible book value per share	$17.18	$17.21	$16.12
Tangible common book value per share (proforma to include
the tax deductibility of goodwill) - non-GAAP	$18.02	$18.06	$17.00
Tangible common capital/tangible assets	6.91%	6.89%	6.56%
Tangible common capital/tangible asset (proforma to include
the tax deductibility of goodwill) - non-GAAP	7.23%	7.20%	6.90%

Capital adequacy
Tier one leverage capital ratio (1)	8.64%	8.64%	8.65%
Tier one common ratio (1)	9.28%	9.26%	8.76%
(1) Estimated number for December 31, 2013

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited - Dollars in thousands)	Three Months Ended
	December 31, 2013			September 30, 2013			December 31, 2012
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate

Interest-earning assets
Interest-earning deposits with banks, federal funds sold, and short term investments	$104,749	$65	0.25%	$128,027	$79	0.24%	$79,894	$47	0.23%
Securities
Taxable investment securities	646,708	4,339	2.66%	561,678	3,763	2.66%	509,289	3,742	2.92%
Nontaxable investment securities (1)	3,394	35	4.09%	844	15	7.05%	915	19	8.26%
Total securities	650,102	4,374	2.67%	562,522	3,778	2.66%	510,204	3,761	2.93%
Loans held for sale	12,553	112	3.54%	20,784	156	2.98%	48,091	448	3.71%
Loans
Commercial and industrial	770,729	7,707	3.97%	746,767	7,358	3.91%	666,606	6,666	3.98%
Commercial real estate (1)	2,231,793	24,386	4.34%	2,159,869	23,812	4.37%	2,027,330	24,702	4.85%
Commercial construction	221,010	2,335	4.19%	230,446	2,409	4.15%	182,293	1,882	4.11%
Small business	75,607	1,072	5.63%	75,791	1,048	5.49%	78,719	1,120	5.66%
Total commercial	3,299,139	35,500	4.27%	3,212,873	34,627	4.28%	2,954,948	34,370	4.63%
Residential real estate	518,742	4,973	3.80%	503,313	4,899	3.86%	523,024	5,142	3.91%
Home equity	813,466	7,321	3.57%	798,381	7,228	3.59%	797,792	7,289	3.63%
Total consumer real estate	1,332,208	12,294	3.66%	1,301,694	12,127	3.70%	1,320,816	12,431	3.74%
Other consumer	20,177	479	9.42%	21,029	488	9.21%	27,490	615	8.90%
Total loans	4,651,524	48,273	4.12%	4,535,596	47,242	4.13%	4,303,254	47,416	4.38%
Total interest-earning assets	$5,418,928	$52,824	3.87%	$5,246,929	$51,255	3.88%	$4,941,443	$51,672	4.16%
Cash and due from banks	165,667			141,922			70,404
Federal Home Loan Bank stock	39,300			38,674			38,201
Other assets	393,365			384,145			405,179
Total assets	$6,017,260			$5,811,670			$5,455,227
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$1,883,026	$915	0.19%	$1,760,508	$811	0.18%	$1,548,798	$729	0.19%
Money market	917,744	582	0.25%	891,601	561	0.25%	842,574	586	0.28%
Time deposits	718,432	1,269	0.70%	699,865	1,277	0.72%	697,599	1,343	0.77%
Total interest-bearing deposits	$3,519,202	$2,766	0.31%	$3,351,974	$2,649	0.31%	$3,088,971	$2,658	0.34%
Borrowings
Federal Home Loan Bank borrowings	$179,743	$1,258	2.78%	$225,749	$1,377	2.42%	$246,425	$1,360	2.20%
Customer repurchase agreements and other short-term borrowings	160,415	72	0.18%	149,364	49	0.13%	183,957	95	0.21%
Wholesale repurchase agreements	50,000	292	2.32%	50,000	292	2.32%	50,000	292	2.32%
Junior subordinated debentures	73,933	1,019	5.47%	73,990	1,021	5.47%	68,587	983	5.70%
Subordinated debentures	30,000	259	3.43%	30,000	443	5.86%	30,000	547	7.25%
Total borrowings	$494,091	$2,900	2.33%	$529,103	$3,182	2.39%	$578,969	$3,277	2.25%
Total interest-bearing liabilities	$4,013,293	$5,666	0.56%	$3,881,077	$5,831	0.60%	$3,667,940	$5,935	0.64%
Demand deposits	1,353,155			1,303,181			1,178,975
Other liabilities	74,660			75,134			92,158
Total liabilities	$5,441,108			$5,259,392			$4,939,073
Stockholders' equity	576,152			552,278			516,154
Total liabilities and stockholders' equity	$6,017,260			$5,811,670			$5,455,227

Net interest income		$47,158			$45,424			$45,737

Interest rate spread (2)			3.31%			3.28%			3.53%

Net interest margin (3)			3.45%			3.43%			3.68%

Supplemental Information
Total deposits, including demand deposits	$4,872,357	$2,766		$4,655,155	$2,649		$4,267,946	$2,658
Cost of total deposits			0.23%			0.23%			0.25%
Total funding liabilities, including demand deposits	$5,366,448	$5,666		$5,184,258	$5,831		$4,846,915	$5,935
Cost of total funding liabilities			0.42%			0.45%			0.49%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $253,000, $228,000, and $258,000 for the three months ended December 31, 2013, September 30, 2013, and December 31, 2012, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Twelve Months Ended
	December 31, 2013			December 31, 2012
		Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate

Interest-earning assets
Interest earning deposits with banks, federal funds sold, and short term investments	$80,349	$200	0.25%	$54,483	$132	0.24%
Securities
Trading Assets	-	-	0.00%	1,365	37	2.71%
Taxable investment securities	566,764	15,137	2.67%	524,466	16,643	3.17%
Nontaxable investment securities (1)	1,523	88	5.78%	1,746	140	8.02%
Total securities	568,287	15,225	2.68%	527,577	16,820	3.19%
Loans held for sale	27,693	774	2.79%	29,928	988	3.30%
Loans
Commercial and industrial	736,814	29,241	3.97%	625,789	25,309	4.04%
Commercial real estate (1)	2,166,073	96,165	4.44%	1,923,602	93,582	4.86%
Commercial construction	218,894	9,066	4.14%	159,271	6,698	4.21%
Small business	76,700	4,272	5.57%	79,092	4,509	5.70%
Total commercial	3,198,481	138,744	4.34%	2,787,754	130,098	4.67%
Residential real estate	534,696	21,179	3.96%	436,737	18,330	4.20%
Home equity	800,646	28,712	3.59%	765,228	28,124	3.68%
Total consumer real estate	1,335,342	49,891	3.74%	1,201,965	46,454	3.86%
Other consumer	22,528	2,047	9.09%	32,630	2,785	8.54%
Total loans	4,556,351	190,682	4.18%	4,022,349	179,337	4.46%
Total interest-earning assets	$5,232,680	$206,881	3.95%	$4,634,337	$197,277	4.26%
Cash and due from banks	127,171			67,085
Federal Home Loan Bank stock	39,416			35,155
Other assets	400,805			377,450
Total assets	$5,800,072			$5,114,027
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$1,735,211	$3,107	0.18%	$1,484,758	$2,820	0.19%
Money market	887,936	2,271	0.26%	803,656	2,461	0.31%
Time deposits	724,644	5,246	0.72%	646,873	5,422	0.84%
Total interest-bearing deposits	$3,347,791	$10,624	0.32%	$2,935,287	$10,703	0.36%
Borrowings
Federal Home Loan Bank borrowings	$245,392	$5,446	2.22%	$222,709	$5,240	2.35%
Customer repurchase agreements and other short-term borrowings	150,286	276	0.18%	162,432	363	0.22%
Wholesale repurchase agreements	50,000	1,158	2.32%	50,000	1,162	2.32%
Junior subordinated debentures	74,017	4,049	5.47%	63,550	3,749	5.90%
Subordinated debentures	30,000	1,783	5.94%	30,000	2,177	7.26%
Total borrowings	$549,695	$12,712	2.31%	$528,691	$12,691	2.40%
Total interest-bearing liabilities	$3,897,486	$23,336	0.60%	$3,463,978	$23,394	0.68%
Demand deposits	1,271,616			1,070,577
Other liabilities	78,392			87,104
Total liabilities	$5,247,494			$4,621,659
Stockholders' equity	552,578			492,368
Total liabilities and stockholders' equity	$5,800,072			$5,114,027

Net interest income		$183,545			$173,883

Interest rate spread (2)			3.35%			3.58%

Net interest margin (3)			3.51%			3.75%

Supplemental Information
Total deposits, including demand deposits	$4,619,407	$10,624		$4,005,864	$10,703
Cost of total deposits			0.23%			0.27%
Total funding liabilities, including demand deposits	$5,169,102	$23,336		$4,534,555	$23,395
Cost of total funding liabilities			0.45%			0.52%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $967,000 and $1.1 million for the twelve months ended December 31, 2013 and 2012, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statement have been reclassified to conform to the current year's presentation.

Organic Loan and Deposit Growth
	Quarter-to-Date
					Organic
	December 31,	September 30,	Balance	Organic	Growth/(Loss)
	2013	2013	Acquired	Growth/(Loss)%
Loans
Commercial and Industrial	$784,202	$756,222	$3,682	$24,298	3.2%
Commercial Real Estate	2,249,260	2,166,281	38,800	44,179	2.0%
Commercial Construction	223,859	236,466	2,782	(15,389)	-6.5%
Small Business	77,240	75,273	21	1,946	2.6%
Total Commercial	3,334,561	3,234,242	45,285	55,034	1.7%
Residential Real Estate	541,443	496,464	63,274	(18,295)	-3.7%
Home Equity	822,141	804,670	17,316	155	0.0%
Total Consumer Real Estate	1,363,584	1,301,134	80,590	(18,140)	-1.4%
Total Other Consumer	20,162	20,653	695	(1,186)	-5.7%
Total Loans	$4,718,307	$4,556,029	$126,570	$35,708	0.8%

Deposits
Demand Deposits	$1,369,432	$1,339,134	$40,056	$(9,758)	-0.7%
Savings and Interest Checking Accounts	1,940,153	1,843,795	84,295	12,063	0.7%
Money Market	933,205	882,764	24,195	26,246	3.0%
Time Certificates of Deposit	743,628	691,616	70,331	(18,319)	-2.6%
Total Deposits	$4,986,418	$4,757,309	$218,877	$10,232	0.2%

	Year-to-Date
					Organic
	December 31,	December 31,	Balance	Organic	Growth/(Loss)
	2013	2012	Acquired	Growth/(Loss)%
Loans
Commercial and Industrial	$784,202	$687,511	$3,682	$93,009	13.5%
Commercial Real Estate	2,249,260	2,122,153	38,800	88,307	4.2%
Commercial Construction	223,859	188,768	2,782	32,309	17.1%
Small Business	77,240	78,594	21	(1,375)	-1.7%
Total Commercial	3,334,561	3,077,026	45,285	212,250	6.9%
Residential Real Estate	541,443	612,881	63,274	(134,712)	-22.0%
Home Equity	822,141	802,149	17,316	2,676	0.3%
Total Consumer Real Estate	1,363,584	1,415,030	80,590	(132,036)	-9.3%
Total Other Consumer	20,162	26,955	695	(7,488)	-27.8%
Total Loans	$4,718,307	$4,519,011	$126,570	$72,726	1.6%

Deposits
Demand Deposits	$1,369,432	$1,248,394	$40,056	$80,982	6.5%
Savings and Interest Checking Accounts	1,940,153	1,691,187	84,295	164,671	9.7%
Money Market	933,205	853,971	24,195	55,039	6.4%
Time Certificates of Deposit	743,628	753,125	70,331	(79,828)	-10.6%
Total Deposits	$4,986,418	$4,546,677	$218,877	$220,864	4.9%

CONTACT:
Independent Bank Corp.
Chris Oddleifson, 781-982-6660
President and Chief Executive Officer
or
Robert Cozzone, 781-982-6723
Chief Financial Officer and Treasurer